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                                                                    EXHIBIT 23.2


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP



We consent to the incorporation by reference in this Registration Statement of
Conseco Finance Corp. on Form S-3 (Registration No. 333-     ) of our report
dated March 30, 1999, relating to the consolidated financial statements of Conseco Finance Corp. as of December 31, 1998 and for the year then ended, which report is included in Conseco Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the caption "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
December 3, 1999